EXHIBIT 10.04

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      [ORGINAL PRINTED ON LETTERHEAD OF DSC COMMUNICATIONS]


September 25, 1995                      VIA OVERNIGHT DELIVERY

Mr. Thomas A. Mills
President
Hi-Rim Communications, Inc.
Century Park
1771 East Flamingo Road
Suite 111A
Las Vegas, Nevada  89119

     Re: Equipment Financing

Mr. Mills

DSC Finance Corporation ("DSCFC") proposes to finance Hi-Rim Communications, Inc.'s ("HRC") purchase of a DSC DEX 600SC Switching System plus peripheral equipment and software licenses as listed on Attachment B to HRC's Purchase Order Letter dated March 9, 1994, under the following terms and conditions:

LESSOR:               DSC FINANCE CORPORATION;

LESSEE:               HI-RIM   COMMUNICATIONS,  INC.,  a  Nevada
                      corporation;

GUARANTOR:            TELETEK, INC., a Nevada corporation;

EQUIPMENT:            Overland    Park,    Kansas:    One    (1)
                      Refurbished   DSC   DEX  600SC   Switching
                      System wired with 1,536 digital ports  and
                      equipped  with  1,152 digital  ports;  One
                      (1)    Refurbished   SP   Subsystem   plus
                      peripheral    equipment    and    software
                      licenses  as  listed on  Attachment  B  to
                      Lessee's   Purchase  Order  Letter   dated
                      March 9, 1994;

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Hi-Rim Communications, Inc.
9/25/95
Page 2

SALE PRICE:           $575,000.00,  Freight and  Sales  Tax  due
                      net thirty (30) days from shipment;

DOWN PAYMENT:         $125,000.00,  Down Payment  due  prior  to
                      Shipment;

AMOUNT FINANCED:      $450,000.00;

SHIPMENT:             Per Purchase Order;

PAYMENT COMMENCEMENT: Sixty (60) days after shipment;

TERM/PAYMENTS:        Twenty-four   (24)   consecutive   monthly
                      payments equal to 0.04703231 times the Amount Financed, payable in advance;

IMPLICIT INTEREST
RATE:                 Thirteen percent (13.0%) per annum;

PURCHASE OPTION:      At  the  expiration of this lease,  Lessee
                      may  purchase  the equipment financed  for
                      ONE   DOLLAR   ($1.00);  or   return   the
                      equipment to the Lessor in good operating order, repair and condition;

MAINTENANCE:          Lessee,  at  its  sole cost  and  expense,
                      will  keep  and maintain the equipment  in
                      good    operating   order,   repair    and
                      condition;

TYPE OF TRANSACTION:  This   is   a  net  transaction,   whereby
                      freight, property taxes, sales taxes,  all
                      documentation costs, all legal  fees,  and
                      all  other items of a similar nature  will
                      be  for  Lessee's  account.   Lessee  will
                      comply with all laws and regulations in the use of the equipment;

INSURANCE:            Lessee,  at its own expense, will  provide
                      all  inclusive  insurance  including,  but
                      not   limited  to  Public  Liability   and
                      Property Damage, and Casualty Coverage with DSC Finance Corporation named as Loss Payee and Additional Insured and for an amount not less than 100% of the amount financed; and
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Hi-Rim Communications, Inc.
9/25/95
Page 3

SECURITY INTEREST:    Lessee  hereby  grants  DSCFC  a  security
                      interest  in the Equipment and  agrees  to
                      execute  and furnish to DSCFC any and  all
                      documentation    necessary     for     the
                      perfection of such security interest.

This proposal is subject to DSCFC management approval and the execution of all documentation, prior to and after shipment, which DSCFC may reasonably require. HRC and DSCFC agree this proposal is the final agreement with respect to financing, the parties agree this proposal will prevail over any conflicts of terms and conditions with respect to any previous financing offers or agreements. This proposal will expire, if not accepted and delivered, on or before September 29, 1995. Please execute this letter and return to my attention as soon as possible. Thank you.

Sincerely,

/s/ Jeff Partenheimer
Jeff Partenheimer
Director

                              Agreed and Accepted this
                              27 day of September, 1995.


LESSEE:   Hi-Rim Communications, Inc.

X      /s/ Thomas Mills
Name:  Thomas Mills
Title: President


GUARANTOR:     Teletek, Inc.

X      /s/ John Vergiels
Name:  John Vergiels
Title: President & CEO

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                            GUARANTY

WHEREAS, Hi-Rim Communications, Inc. ("HRC"), a Nevada corporation with a principal place of business at 1771 East Flamingo Road, Suite 111A, Las Vegas, Nevada, 89119, has entered into an Equipment Lease dated September 29, 1995 (the "Lease"), pursuant to which HRC agreed to Lease certain equipment and services from DSC Finance Corporation ("DSC") a Delaware corporation with its principal place of business at 1000 Coit Road, Plano, Texas 75075; and,

WHEREAS,  HRC  is  a  subsidiary of Teletek, Inc.  ("Teletek")  a
Nevada  corporation with a principal place of  business  at  3340
Topaz St., Suite 210, Las Vegas, Nevada 89121; and,

WHEREAS, in order to induce DSC to consent to such lease, and in consideration of DSC agreeing to such lease agreement with HRC, Teletek hereby agrees to guarantee the full and prompt performance by all and any amounts due by HRC under the Lease.

NOW THEREFORE, Teletek hereby agrees as follows:

     1. Teletek hereby fully and unconditionally guarantees the prompt performance by HRC of all its obligations and payment of any and all amounts due under the Lease, whether now existing or hereafter incurred; whether direct, indirect, or contingent; whether otherwise guaranteed or secured; whether on open account, evidenced by an instrument, or otherwise.

      2. Teletek agrees to reimburse DSC, to the extent that such reimbursement is not made by HRC, for all expenses, including, without limitation, attorney fees incurred by DSC in connection with the enforcement of any provision of the Lease or of this Guaranty if this Guaranty or the Lease is placed in the hands of an attorney.

      3. This Guaranty is a continuing Guaranty which shall remain in full force and effect for the duration of the Lease and, thereafter, until each and every obligation of HRC to DSC arising out of or in any way connected with the Lease has been performed in full.

      4. Teletek hereby consents that from time-to-time, before or after any default by HRC, with or without further notice to or assent from Teletek: (i) any security at any time held by or available to DSC for any obligation of HRC, or any security at any time held by or available to DSC for any obligation of any other person or entity secondary or otherwise liable for any of the liabilities of HRC, may be exchanged, surrendered, substituted, or released or the price of the security may be increased or decreased; and (ii) any obligation, the time for payment of same, or any term of such obligation of HRC, or of any such other person, may be changed, altered renewed, extended, continued, surrendered, compromised, waived, or released in whole or in part, or any default with respect thereto waived, and (iii) DSC may release, in whole or in part, any other person or entity, and may extend further credit in any manner whatsoever to HRC; and (iv) generally deal with HRC or any security or other person or entity as DSC may see fit, and (v) DSC may sustain from taking advantage of or realizing upon any security interest or other guarantee and Teletek shall remain bound under this Guaranty notwithstanding any such exchange, surrender, release, change, alteration, renewal, extension, continuance, compromise, waiver, inaction, extension of further credit, or other dealing. Furthermore, Teletek hereby expressly waives any impairment of collateral including, but not limited to, failure to perfect a security interest in the collateral.

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     5.   Teletek hereby waives: (a) notice of acceptance of this
Guaranty   and   of   extensions,  renewals,  modifications,   or
rearrangements of credit by DSC to HRC; (b) presentment and demand for payment of any of the liabilities of HRC; (c) protest and notice of dishonor or default to Teletek or to any other party  with  respect to any of the liabilities of  HRC;  (d)  all other notices to which Teletek might otherwise be entitled; (e) any demand for payment under this Guaranty; (f) benefit of all
exemptions   and  homestead  laws;  and  (g)  all  set-offs   and
counterclaims.

     6. This is a guaranty of payment and not of collection and Teletek further waives any right to require that DSC enforce any remedies against HRC or any other person or entity or to require that resort be had to any security.

      7. TELETEK HEREBY SUBORDINATES ANY SUMS NOW OR HEREAFTER DUE TO IT FROM HRC (the "Subordinated Indebtedness") to the
payment of any sums now or hereafter due to DSC from HRC and assigns, transfers and sets over to DSC all of its rights, title and interest in and to the Subordinated Indebtedness (and agrees to execute any additional assignments and instruments that DSC may deem necessary or desirable to effectuate, complete, perfect, or further confirm such assignment and transfer), provided, however, that, unless and until HRC shall default in the payment, performance or discharge of any obligation to DSC, Teletek, may receive payments of principal of, and interest on, the Subordinated Indebtedness. In the event of any such default, and for so long thereafter as HRC shall be indebted to DSC, Teletek:
(a) agrees that it will not, without the prior written consent of DSC, demand, take steps for the collection of, or assign, transfer, or otherwise dispose of the Subordinated Indebtedness or any part thereof, or realize upon, or enforce any collateral securing the Subordinated Indebtedness or any part thereof and will not demand or accept any property of HRC as security for the Subordinated Indebtedness or any part thereof; (b) agrees that it will deliver to DSC upon demand each negotiable or other instrument held by it evidencing all or any part of the Subordinated Indebtedness and any security received for or on account of the Subordinated Indebtedness and any security received for or on account of the Subordinated Indebtedness; and
(c) authorized and empowers DSC or any person or entity DSC may designate to demand, receive, sue for, collect, receipt for, and give full discharge for the Subordinated Indebtedness, to endorse any checks drafts, notes, or other orders and instruments for the payment thereof payable to or to the order of Teletek that may be received by DSC, and to exercise all other rights and remedies that Teletek would have with respect to the Subordinated Indebtedness but for this Guaranty and any and all payments made on account of the Subordinated Indebtedness received by Teletek after any such default shall be held by Teletek in trust for DSC and promptly remitted to DSC after appropriate endorsement, if necessary, in the exact form received by Teletek.

       8. If a proceeding in bankruptcy, receivership or insolvency shall be instituted by or against HRC or HRC's property, Teletek empowers DSC, in addition to the foregoing, to file proof of claim for the Subordinated Indebtedness then owing to it in the name of DSC, or in the name of Teletek, as the true and lawful owner of such claim, with power to receipt for all payments thereon, and Teletek agrees to provide DSC with all information and documents necessary to file such proof of claim; to vote for or against any proposal or resolution that may be submitted under the Bankruptcy Act or any amendment thereto, to vote for a trustee of the estate of HRC or for a committee of creditors; to accept or reject any plan of reorganization, arrangement or extension or proposition proposed by or for HRD; to receive payments of dividends or distributions or other consideration; and otherwise to exercise all other rights and privileges that could be exercised by Teletek in connection with any of the foregoing matters but for this agreement. The net amount received by DSC from the Subordinated Indebtedness shall be applied to any amounts due and to become due to DSC from HRC, and the excess, if any, shall be returned to Teletek. DSC shall in no event be liable for any failure to prove the Subordinated Indebtedness, for failure to exercise any rights with respect thereto, or to collect any sums payable thereon or to otherwise take any action in connection therewith.

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      9.    Teletek  shall  furnish to DSC such  balance  sheets,
statements of income, and other financial statements as DSC may reasonably request from time to time.

     10. Each reference herein to DSC shall be deemed to include its affiliates, successors and assigns, in whose favor the provisions of this Guaranty shall also inure. Each reference herein to Teletek shall be deemed to include the successors and assigns of Teletek, all of whom shall be bound by the provisions of this Guaranty.

      11. No delay on the part of DSC in exercising any rights hereunder or failure to exercise the same shall operate as a waiver of such rights, nor shall notice to or demand on Teletek be deemed to be a waiver of the obligation of Teletek or of the right of DSC to take further action without notice or demand as provided herein; nor in any event shall any modification or waiver of the provisions of this Guaranty be effective unless in writing, nor shall any such waiver be applicable except in the specified instance for which given.

     12. THIS GUARANTY IS, AND SHALL BE DEEMED TO BE, A CONTRACT ENTERED INTO UNDER AND PURSUANT TO THE LAWS OF THE STATE OF TEXAS AND SHALL BE IN ALL RESPECTS GOVERNED, CONSTRUED, APPLIED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF SAID STATE; AND NO
DEFENSE  GIVEN  OR  ALLOWED BY THE LAWS OF  ANY  OTHER  STATE  OR
COUNTRY SHALL BE INTERPOSED IN ANY ACTION HEREON UNLESS SUCH DEFENSE IS ALSO GIVEN OR ALLOWED BY THE LAWS OF THE STATE OF TEXAS.

      13.   This  writing is intended by the parties as  a  final
expression of this Guaranty and is also intended as a complete and exclusive statement of the terms of this agreement. No course of dealing, course of performance, or trade usage, and no parol evidence of any nature, shall be used to supplement or modify any terms. Nor are there any conditions to the full effectiveness of this agreement.

     14. Termination of this Guaranty shall be effective only as that portion of the debt incurred after written notice of termination has been received by an officer of DSC, and this
Guaranty shall remain in full force and effect as to all debt incurred before that time, including loan commitments. Regardless of when a renewal or extension of pretermination debt occurs (with or without adjustment of interest rate or other terms), the debt is deemed to have been incurred prior to termination to the extent of the renewal or extension and to be fully covered by this Guaranty.

      15. Teletek warrants to DSC that it has adequate means to obtain from the Lessee on a continuing basis information concerning the financial condition of the Lessee and that they are not relying on DSC to provide such information either now or in the future.

       16. Teletek has signed this Guaranty and has unconditionally delivered it to DSC, and failure to sign this or any other guaranty by any other person or entity shall not discharge the liability of Teletek. The unconditional liability of Teletek applies whether Teletek is jointly and severally liable for the entire amount of the debt, or for only a pro-rata portion.

      17. Teletek hereby waives all errors and omissions in connection with DSC's administration of the guaranteed debt, except behavior which amounts to bad faith.

      18. Without in any way limiting the foregoing, Teletek hereby waives any other act or omission of DSC (except acts or omissions in bad faith) which changes the scope of Teletek's risk.

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     19.  This Guaranty remains fully enforceable irrespective of any defenses which the Lessee may assert on the underlying debt, including, but not limited to, failure of consideration, breach of warranty, payment, statute of frauds, statute of limitations, accord, and satisfaction and usury.

      20. Teletek agrees that, if at any time all or any part of any payment previously applied by DSC to any of the guaranteed debt must be returned by DSC for any reason, whether by court order, administrative order, or settlement, Teletek remains liable for the full amount returned as if such amount had never been received by DSC, notwithstanding any termination of this Guaranty or the cancellation of any note or other agreement evidencing the obligation of the Lessee.

Dated:  as of September 29, 1995

GUARANTOR:

TELETEK, INC.

X  /s/ John M. Vergiels
Name:   John M. Vergiels
Title:  President

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